Exhibit 1.1


                                2,700,000 Shares
             of 6.5% Series C Cumulative Convertible Preferred Stock

                      LEXINGTON CORPORATE PROPERTIES TRUST

                             UNDERWRITING AGREEMENT

                                December 2, 2004

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

         Lexington Corporate Properties Trust, a statutory real estate investment trust organized and existing under the laws of Maryland (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Bear, Stearns & Co. Inc. ("Bear Stearns") an aggregate of 2,700,000 preferred shares of beneficial interest (the "Firm Shares"), classified as 6.5% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share, liquidation preference $50.00 per share (the "Series C Preferred Shares") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of Bear Stearns, up to an additional 400,000 shares of Series C Preferred Shares (the "Additional Shares"). The Firm Shares and any Additional Shares purchased by Bear Stearns are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement and the Prospectus referred to below. Bear Stearns is acting as the sole underwriter in connection with the offering and sale of the Shares (the "Offering").

         The Company and each of Lepercq Corporate Income Fund, L.P., Lepercq Corporate Income Fund II, L.P. and Net 3 Acquisition, L.P., for each of which the Company serves directly or indirectly as sole general partner (each, a "Partnership" and collectively, the "Partnerships"), hereby agree with Bear Stearns as follows:

         1. Representations and Warranties. The Company and each Partnership, jointly and severally, represent and warrant to, and agree with, Bear Stearns as of the date hereof and as of the Closing Date and each Additional Closing Date (as hereinafter defined) that:

         (a) A registration statement on Form S-3 (File No. 333-109393), with respect to the Shares, including a base prospectus dated October 22, 2003, was prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission"), was filed with the Commission and declared effective. The registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement; any such amendment or supplement was prepared and filed, and any such amendment filed after the effective date of such registration statement has been declared effective. No stop order suspending the effectiveness of the registration statement has




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been issued, and no proceeding for that purpose has been instituted, or to the
Company's knowledge, threatened by the Commission. On or subsequent to the date hereof, a registration statement on Form S-3 may be filed pursuant to Rule 462(b) (the "Rule 462(b) Registration Statement") with the Commission, which would become effective upon filing in accordance with Rule 462(b). A prospectus supplement (the "Prospectus Supplement") setting forth the terms of the Offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business has been or will be prepared and, together with the prospectus included in the original registration statement, will be filed pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations). The original registration statement and, the Rule 462(b) Registration Statement in the event that it is filed with the Commission and becomes effective, as they may have heretofore been amended or will be amended in the future and at the time they became or become effective, are referred to herein together as the "Registration Statement," and the final form of prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Rules and Regulations, is referred to herein as the "Prospectus", except that if any revised prospectus or prospectus supplement shall be provided to Bear Stearns by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to Bear Stearns for such use. Copies of the Registration Statement and the Prospectus, any amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been made available to Bear Stearns and their counsel. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act and the Rules and Regulations is hereafter called a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include
(i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, any Preliminary Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical in content to any Prospectus delivered to Bear Stearns for use in connection with the Offering.

         (b) The Registration Statement, when it became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date (as hereinafter defined) and, if later, at any Additional



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



Closing Date (as hereinafter defined), complied or will comply in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations; the Registration Statement, when it became or becomes effective, or when it was filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of the filing thereof with the Commission and at the Closing Date and, if later, at any Additional Closing Date, did not or will not include an untrue statement of a material fact required to be stated therein or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any related Preliminary Prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of Bear Stearns specifically for use therein ("Bear Stearns' Information"). The parties acknowledge and agree that Bear Stearns' Information consists solely of the second to last paragraph of the cover page to the Prospectus and the material included in paragraphs six, nine, ten, eleven and twelve and the fourth and fifth sentences of paragraph eight under the caption "Underwriting" in the Prospectus.

         (c) The documents incorporated or deemed to be incorporated by reference in the Prospectus or Registration Statement, or any amendments or supplements thereto, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (d) KPMG LLP, the accountants whose reports on the audited financial statements of the Company are incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act and the Rules and Regulations.

         (e) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and any of its partnership, limited liability company or corporate subsidiaries including without limitation the Partnerships set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (each, a



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"Subsidiary", together, the "Subsidiaries" and such list, the "List of
Subsidiaries"), taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and the Subsidiaries, taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus. The Company has no other significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X) that are not set forth on the List of Subsidiaries.

         (f) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and the Partnerships, and this Agreement has been duly and validly executed and delivered by the Company and the Partnerships and constitutes the legal, valid and binding obligation of the Company and the Partnerships enforceable against the Company and the Partnerships in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

         (g) At the Closing Date (as defined herein), the joint and several funding agreement (the "Funding Agreement"), in a form satisfactory to Bear Stearns and Bear Stearns' Counsel (as defined herein), and the transactions contemplated therein will have been validly authorized by the Company and the Partnerships, and the Funding Agreement will be duly and validly executed and delivered by the Company and the Partnerships and will constitute the legal, valid and binding obligation of the Company and the Partnerships enforceable against the Company and the Partnerships in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity. Upon execution of the Funding Agreement and except as permitted by its terms, each of the Partnerships will be jointly and severally liable to pay the Company an amount which, when taken together with other funds the Company has available, will be equal to the declared and unpaid dividends on the Shares before paying any distributions (from operations or upon liquidation) on account of outstanding operating partnership units held by partners in the Partnerships.

         (h) The execution, delivery, and performance of this Agreement and the Funding Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement, instrument, franchise, license or permit to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective properties or assets may be bound and which is material to the business of the Company and the Subsidiaries taken as a whole, except as would not have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"), or
(ii) violate or conflict with any provision of the charter, bylaws, partnership agreements or limited liability company agreements as the case may be, of the Company or the Subsidiaries or any judgment, decree, order, statute,



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rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement and the Funding Agreement or the consummation of the transactions contemplated hereby or thereby, by the Registration Statement and by the Prospectus, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by Bear Stearns.

         (i) The Company has the authorized equity capitalization set forth in the Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance thereof by the Company, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. The Shares to be delivered on the Closing Date and the Additional Closing Date, if any, (as hereinafter respectively defined) have been duly and validly authorized and, when issued and delivered by the Company against payment therefore in accordance with this Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance thereof by the Company. At or prior to the Closing Date, the Company will have executed and filed Articles Supplementary (the "Articles Supplementary") to the Company's Articles of Amendment and Restatement establishing the terms of the Shares with the State Department of Assessments and Taxation of the State of Maryland. All of the issued shares of capital stock (or other equity interests, as the case may be) of each of the Subsidiaries of the Company have been duly authorized and validly issued and are fully paid and non-assessable and (except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the Articles Supplementary. The Company has authorized and has reserved, free of any preemptive or similar rights, a sufficient number of authorized but unissued shares of common stock (the "Common Stock") of the Company (the "Conversion Shares"), to satisfy the conversion of the Shares into the Conversion Shares. The Conversion Shares have been duly authorized for issuance upon conversion of the Shares and, upon conversion in accordance with their terms and the terms of the Articles Supplementary, will be issued free of statutory and contractual preemptive rights and are sufficient in number to meet the current conversion requirements of the Shares. The Conversion Shares, if and when so issued, will be duly and validly issued and fully paid and non-assessable. The Conversion Shares (i) will be issued in compliance with all applicable state, federal and foreign securities laws, (ii) will not be issued in violation of, or subject to, any preemptive or similar right that does or will entitle any person to acquire any security from the Company or any of its Subsidiaries upon issuance or sale of the



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Shares or the Conversion Shares and (iii) except as provided in the Company's declaration of trust, will not be subject to any restriction upon the voting or transfer thereof pursuant to applicable law or the Company's declaration of trust, bylaws or governing documents or any agreement to which the Company or any of its Subsidiaries is a party or by which any of them may otherwise be bound. The Common Stock (including the Conversion Shares) conforms in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any security of the Company. All corporate action required to be taken by the Company for the issuance and delivery of the Conversion Shares has been, or will be prior to the issuance of the Conversion Shares, duly and validly taken.

         (j) The Company and each of the Subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or real estate investment trust in good standing under the laws of its respective jurisdiction of organization. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, limited liability company, limited partnership or real estate investment trust in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not have a Material Adverse Effect. Each of the Company and the Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies (collectively, "Governmental Licenses"), to own, lease and operate their respective properties and conduct their respective businesses as are now being conducted and as described in the Registration Statement and the Prospectus, except where the failure to possess any such Governmental Licenses would not in the aggregate have a Material Adverse Effect; and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus. Each of the Company and each Subsidiary is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

         (k) The Limited Partnership Agreement of each Partnership, including any amendments thereto has been duly and validly authorized, executed and delivered by the Company and its Subsidiaries and constitutes a valid and binding agreement, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

         (l) Except as described in the Prospectus, there is no legal or governmental proceeding to which the Company or any of the Subsidiaries is a party, or any property of the Company or any of the Subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of the Subsidiaries, are reasonably likely to have a Material Adverse Effect, and to the Company's knowledge, no such proceedings are overtly



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threatened or contemplated by governmental authorities or overtly threatened or contemplated by others.

         (m) Neither the Company nor any of its affiliates have taken nor will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

         (n) The financial statements, including the notes thereto, incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the condition and results of operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved; the financial statement schedules incorporated by reference in the Registration Statement and the Prospectus fairly present the information required to be shown therein.

         (o) Except as set forth in the Registration Statement and Prospectus, there are no pro forma or as adjusted financial statements which are required to be included in accordance with Regulation S-X under the Rules and Regulations.

         (p) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act, and the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.

         (q) The Company and the Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (r) No holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

         (s) Neither the Company nor any Subsidiary is, and upon consummation of the transactions contemplated hereby and in the Prospectus neither will be, an "investment



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company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (t) With such exceptions as could not reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries have good and marketable fee simple title or leasehold title, as the case may be, to all real property owned or leased, as applicable, by the Company or the Subsidiaries, and good title to all other personal property owned by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or the Subsidiaries are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or the Subsidiaries.

         (u) The Company and each of the Subsidiaries have accurately prepared in all material respects and timely filed all federal, state and other tax returns that are required to be filed by it and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which such entity is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except, in all cases, for any such amounts that the Company is contesting in good faith and except in any case in which the failure to so file or pay would not in the aggregate have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company's or any of the Subsidiaries' federal, state, or other taxes is pending or, to the Company's knowledge, threatened, which could reasonably be expected in the aggregate at to have a Material Adverse Effect. There is no tax lien, other than for taxes not yet due, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of the Subsidiaries.

         (v) Within thirty (30) days of the Closing Date, the Shares and the Conversion Shares will be registered pursuant to Section 12(b) of the Exchange Act and will have been approved for listing, subject to notice of issuance, on the New York Stock Exchange, Inc. (the "NYSE"), and the Company has not taken and will not take any action designed to, or likely to have the effect of, terminating the registration of the Shares and the Conversion Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

         (w) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations and which have not been so described or filed. All of the contracts to which any of the Company or the Subsidiaries is a party and which are material to the business and operations of the Company and the Subsidiaries, taken as a whole, (i) have been duly authorized, executed and delivered by such entity, constitute valid and binding obligations of such entity and are enforceable against such entity in accordance with the terms thereof, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization or similar



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other laws affecting creditors' rights generally and (B) general equity principles and limitations on the availability of equitable relief, or (ii) in the case of any contract to be executed on or before the Closing Date, will on the Closing Date be duly authorized, executed and delivered by the Company and/or a subsidiary, and constitute valid and binding agreements of such entity enforceable against each entity in accordance with the terms thereof, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization or similar other laws affecting creditors' rights generally and (B) general equity principles and limitations on the availability of equitable relief.

         (x) Neither the Company nor any of the Subsidiaries (i) is in violation of its charter, by-laws, partnership agreement or limited liability company agreement as the case may be, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of their properties or assets is subject or (iii) is in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets, except in the case of (ii) or (iii) above any violation or default, lien, charge or encumbrance that would not have a Material Adverse Effect.

         (y) The Company and the Subsidiaries own or possess adequate right to use all trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement and Prospectus, except where the failure to own or possess such right would not in the aggregate have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such right of others which claim, if the subject of an unfavorable decision, ruling or judgment, could in the aggregate reasonably be expected to result in a Material Adverse Effect.

         (z) The statistical and market-related data included in the Prospectus are based on or derived from sources which the Company believes, in good faith, to be reliable and accurate.

         (aa) The conditions for use of Form S-3 under the Securities Act, as set forth in the General Instructions thereto, have been satisfied. During the period of at least the last 24 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. During the period of at least the last 36 calendar months preceding the filing of the Registration Statement, the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. Immediately preceding the filing of the Registration Statement, the aggregate market value of the Company's voting stock held by non-affiliates of the Company was equal to or greater than $150 million.



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         (bb) The Company has not prior to the date hereof offered or sold any securities which would be "integrated" with the offer and sale of the Shares pursuant to the Registration Statement. Except as described in the Registration Statement and the Prospectus, the Company has not sold or issued any of its common shares, preferred shares, any other equity security of the Company or the Subsidiaries and any security convertible into, or exercisable or exchangeable for, any of its common shares, preferred shares or other such equity security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than its common shares issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans, pursuant to outstanding options, rights or warrants as described in the Prospectus.

         (cc) Commencing with its taxable year ended December 31, 1998, the Company has been, and upon the sale of the Shares, the Company will continue to be organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's proposed method of operation as described in the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which, in of themselves, would cause such qualification to be lost.

         (dd) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated except as may otherwise exist with respect to Bear Stearns pursuant to this Agreement.

         (ee) Each of the Company, the Partnerships and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Partnerships and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

         (ff) Except as otherwise described in the Prospectus, neither the Company, the Partnerships nor any Subsidiary has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction hereof, natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any Property, except in material compliance with applicable laws and in a manner that will not result in any claim or liability under Environmental Laws; except as disclosed in the Prospectus, to the knowledge of the trustees and officers of the Company, the Properties are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, exposure to Hazardous Materials, control of chemicals, management of waste (collectively, "Environmental Laws"), and the

Company, the Partnerships and the Subsidiaries are in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; neither the Company, the Partnerships nor any Subsidiary is subject to any material capital expenditures of material obligations (contractual or otherwise) arising under or relating to Environmental Laws; except as otherwise described in the Prospectus, neither the Company, any Partnership or any Subsidiary has received any written or oral notice from any governmental entity or any other person and there is no pending, or, to the knowledge of the trustees and officers of the Company, threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company, the Partnerships or any Subsidiary; or that the Company, any Partnership or any Subsidiary is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et. seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the properties; or alleges that the Company, any Partnership or any Subsidiary is liable for any contamination of the environment, contamination of the Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws common law principles, or other legal standards and neither the Company, the Partnerships nor any Subsidiary is aware of any basis for such claim. In the ordinary course of its business, the Company, the Partnerships and the Subsidiaries conduct Phase I environmental assessments on each of the Properties at the time such Property is acquired and periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Company, the Partnerships and the Subsidiaries.

         (gg) None of the entities which prepared appraisals of the real properties owned by the Company or environmental assessment reports with respect to such real properties owned by the Company was employed for such purpose on a contingent basis or has any substantial interest in the Company, any Partnership or any Subsidiary, and none of their directors, officers or employees is connected with the Company, any Partnership or any Subsidiary as a promoter, selling agent, voting trustee, officer or employee.

         (hh) Neither the Company or any Subsidiary nor, to the best of the Company's knowledge, any employee or agent of the Company or any Subsidiary has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

         (ii) (i) Immediately after the consummation of the Offering, the fair value and present fair saleable value of the assets of the Company and the Subsidiaries will exceed the sum of their stated liabilities and identified contingent liabilities; and (ii) the Company and the Subsidiaries are not, nor will they be, after giving effect to the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby, (x) left with unreasonably small capital with which to carry on their businesses as is proposed to be conducted, (y) unable to pay their debts (contingent or otherwise) as they mature or (z) insolvent.

         (jj) The Company is in material compliance with applicable provisions of the Sarbanes-Oxley Act that are effective and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

         (kk) The Company has implemented the "disclosure controls and procedures" (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act. The Company's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the specified time periods, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

         (ll) The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation - Critical Accounting Policies" in certain documents incorporated by reference into the Registration Statement or the Prospectus accurately and fully describes (i) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management's most difficult, subjective or complex judgments ("critical accounting policies"), (ii) judgments and uncertainties affecting the application of critical accounting policies and
(iii) the explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company's board of trustees, senior management and audit committee have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with the Company's legal advisers and independent accountants with regard to such disclosure. Since the date of the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, the Company's auditors and the audit committee of the board of trustees of the Company (or persons fulfilling the equivalent function) have not been advised of
(i) any significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data nor any material weaknesses in internal controls over financial reporting or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

         (mm) Since the date of the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, except as disclosed in the Prospectus or the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2004, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies in such controls.

         (nn) Except as disclosed in the Registration Statement or the Prospectus, there are no off-balance sheet arrangements, or guarantees or other contingent obligations of the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

         2. Purchase, Sale and Delivery of the Shares.

         (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to Bear Stearns and Bear Stearns agrees to purchase from the Company, at a purchase price per Share of $50.00, the Firm Shares.

         (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019 ("Bear Stearns' Counsel"), or at such other place as shall be agreed upon by Bear Stearns and the Company, at 10:00 A.M., New York City time, on or before December 8, 2004, or such other time not later than ten business days after such date as shall be agreed upon by Bear Stearns and the Company (such time and date of payment and delivery being herein called the "Closing Date").

         Payment for the Shares shall be made to or upon the order of the Company of the purchase price by wire transfer in Federal (same day) funds to the Company upon delivery of certificates for the Shares to Bear Stearns through the facilities of the Depository Trust Company for the respective account of Bear Stearns. Certificates for the Shares to be delivered to Bear Stearns shall be registered in such name or names and shall be in such denominations as Bear Stearns may request at least one (1) business day before the Closing Date. The Company will permit Bear Stearns to examine and package such certificates for delivery at least one (1) full business day prior to the Closing Date.

         (c) In addition, the Company hereby grants to Bear Stearns the option to purchase up to 400,000 Additional Shares at the same purchase price per Share to be paid by Bear Stearns to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by Bear Stearns. This option may be exercised at any time and from time to time, in whole or in part, on or before the thirtieth (30th) day following the date of the Prospectus, by written notice by Bear Stearns to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by Bear Stearns , when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as Bear Stearns may request in writing at least two (2) full business days prior to the Additional Closing Date. The Company will permit Bear Stearns to examine and package such certificates for delivery at least one (1) full business day prior to the Additional Closing Date.

         (d) Payment for the Additional Shares shall be made to or upon the order of the Company of the purchase price by wire transfer in Federal (same day) funds to the Company at the offices of Bear Stearns' Counsel, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to Bear Stearns.

         3. Offering. Upon authorization of the release of the Firm Shares, Bear Stearns proposes to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

         4. Covenants of the Company. The Company covenants and agrees with Bear Stearns that:

         (a) The Company will cause the Prospectus Supplement to be filed as required by Section 1(a) hereof (but only if the Bear Stearns or Bear Stearns' Counsel have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify Bear Stearns promptly of such filing.

         (b) The Company will notify Bear Stearns (and, if requested by Bear Stearns, will confirm such notice in writing) of (i) any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (ii) the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (iv) the receipt of any comments from the Commission, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will prepare and file with the Commission, promptly upon Bear Stearns' request, any amendments or supplements to the Registration Statement or the Prospectus that, in Bear Stearns' opinion, may be necessary or advisable in connection with Bear Stearns' distribution of the Shares; and the Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (other than any prospectus supplement relating to the offering of other securities registered under the Registration Statement or any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which Bear Stearns shall reasonably object in writing after being timely furnished in advance a copy thereof.

         (c) The Company shall comply with the Securities Act, the Exchange Act and the Rules and Regulations to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act or the Exchange Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of Bear Stearns or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Securities Act or the Exchange Act or the Rules and Regulations, the Company will notify Bear Stearns promptly and prepare and file with the Commission an appropriate amendment or supplement (at the expense of the Company and in form and substance satisfactory to Bear Stearns ) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

         (d) The Company will promptly deliver to Bear Stearns and Bear Stearns' Counsel a copy of the Registration Statement, including all consents and exhibits filed therewith and all amendments thereto, and the Company will promptly deliver to e Bear Stearns such number of copies of any Preliminary Prospectus (which Bear Stearns has agreed may be in electronic form in lieu of paper copies), the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as Bear Stearns may reasonably request. Prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement and from time to time thereafter the Company will furnish Bear Stearns with copies of the Prospectus in such quantities as Bear Stearns may reasonably request.

         (e) The Company consents to the use and delivery of the Preliminary Prospectus by Bear Stearns in accordance with Section 5(b) of the Securities Act.

         (f) The Company will make generally available to its security holders and to Bear Stearns as soon as practicable, but not later than 45 days (or 90 days, in the case of a period that is also the Company's fiscal year) after the close of the period covered thereby an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158) covering a period of twelve (12) months beginning not later than the first day of the Company's fiscal quarter following the "effective date" (as defined in Rule 158) of the Registration Statement.

         (g) During the period of three (3) years from the effective date of the Registration Statement, to furnish to Bear Stearns copies of all reports or other communications (financial or other) furnished to security holders, and the Company will deliver to Bear Stearns (i) as soon as practicable after the filing thereof, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company are listed; and (ii) such additional information concerning the business and financial condition of the Company as Bear Stearns may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission); provided that the Company shall not have any delivery obligations under this Section 4(g) to the extent that such reports, communications, financial statements or additional information are otherwise publicly available.

         (h) The Company will apply the net proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

         (i) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the NYSE. The Company will use its best efforts to list the Conversion Shares for quotation on the NYSE as required by the rules and regulations of the NYSE.

         (j) The Company will, at all times, reserve and keep available, free of preemptive rights, enough shares of Common Stock for the purpose of enabling the Company to satisfy its obligations to issue the Conversion Shares upon conversion of the Shares in full.

         (k) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

         (l) The Company will not at any time, directly or indirectly, take any action designed to, or which might reasonably be expected to, cause or result in, or which has constituted or which might reasonably be expected to constitute, a violation of Regulation M under the Exchange Act, or the stabilization of the price of its capital stock to facilitate the sale or resale of any of the Shares.

         (m) The Company will not be or become, at any time prior to the expiration of three years after the date of the Agreement, an "investment company," as such term is defined in the Investment Company Act.

         (n) The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code for each of its taxable years for so long as the Board of Trustees of the Company deems it in the best interests of the Company's stockholders to remain so qualified.

         (o) During the period of 60 days from the date of the Registration Statement and the Prospectus, without the prior written consent of Bear Stearns, the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any securities issued by the Company, including without limitation any Shares or any parity or senior securities with respect to the Shares, or make any announcement of any of the foregoing, (ii) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" (in each case within the meaning of Section 16 of the Exchange Act) with respect to any Relevant Security and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a security of the Company, whether or not such transaction is to be settled by delivery of securities, cash or other consideration, other than (A) the sale of the Shares as contemplated by this Agreement; (B) the issuance of the Conversion Shares; (C) the issuance of operating partnership units of Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P. and Net 3 Acquisition L.P. (collectively "OP Units") in connection with acquisitions, joint ventures and similar arrangements so long as each recipient of such OP Units executes and delivers to Bear Stearns a Lock-Up Agreement in form and substance satisfactory to Bear Stearns pursuant to which each such recipient agrees not to sell or transfer those OP Units (or common shares issued upon the exchange of such OP Units) in a public market transaction for the remainder of the sixty (60) day period commencing on the date of this Agreement; and (D) the Company's issuance of Common Stock upon (1) the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (2) the exercise of currently outstanding options; (3) the grant and exercise of options and rights under, or the issuance and sale of shares pursuant to, employee stock option, stock purchase, dividend reinvestment and incentive plans in effect on the date hereof; and (4) the exchange of OP Units.

         (p) During the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, the Company shall notify Bear Stearns of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, and prepare an amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

         5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to Bear Stearns and dealers; (ii) the cost of producing this Agreement, the Blue Sky Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws, including the any filing fees in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NYSE; (v) all travel expenses of the Company's officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares (other than as shall have been specifically approved by Bear Stearns in writing to be paid for by Bear Stearns); (vi) any stock transfer taxes incurred in connection with this Agreement or the Offering; and (vii) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares. The Company also will pay or cause to be paid: (i) the cost of preparing stock certificates representing the Shares; (ii) the cost and charges of any transfer agent or registrar for the Shares; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that except as provided in this Section, and Sections 7, 8 and 10 hereof, Bear Stearns will pay all of their own costs and expenses, including the fees and expenses of Bear Stearns' counsel, stock transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

         6. Conditions of Bear Stearns' Obligations. The obligations of Bear Stearns to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Partnerships herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to Bear Stearns or to Bear Stearns' Counsel pursuant to this Section 6 of any misstatement or omission, to the performance by the Company and the Partnerships of their respective obligations hereunder, and to each of the following additional terms and conditions:

         (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the Offering may commence, such post-effective amendment shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by Bear Stearns ; at the Closing Date, the Shares shall have been approved for listing on the NYSE upon official notice of issuance; the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) in a timely fashion in accordance with
Section 4(a) hereof; and, at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission, nor shall any state securities authority have suspended the qualification or registration of the Shares for offering or sale in any jurisdiction and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Bear Stearns and Bear Stearns' Counsel.

         (b) Bear Stearns shall not have advised the Company that the Registration Statement or any amendment thereto contains an untrue statement of fact that in the opinion of Bear Stearns or Bear Stearns' Counsel is material or omits to state a material fact that in the opinion of Bear Stearns or Bear Stearns' Counsel is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the opinion of Bear Stearns or Bear Stearns' counsel is material or omits to state a material fact that in the opinion of Bear Stearns or Bear Stearns' counsel is material and is required to be stated therein or necessary, in the light of the circumstances under which they were made, to make the statements therein not misleading.

         (c) At the Closing Date Bear Stearns shall have received the written opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, dated the Closing Date and addressed to Bear Stearns. Such opinion shall substantially reflect the statements set forth in Annex I and shall be in form and substance reasonably satisfactory to Bear Stearns and Bear Stearns' Counsel.

         (d) At the Closing Date Bear Stearns shall have received the written opinion of Piper Rudnick LLP (or such other counsel that shall be approved by Bear Stearns and Bear Stearns' Counsel), special Maryland counsel to the Company, dated the Closing Date and addressed to

Bear Stearns which shall be in form and substance reasonably satisfactory to Bear Stearns and Bear Stearns' Counsel.

         (e) At the Closing Date Bear Stearns shall have received the written opinion of Paul, Hastings, Janofsky & Walker LLP, tax counsel for the Company, dated the Closing Date and addressed to Bear Stearns regarding the qualification of the Company as a REIT under the Code. Such opinion shall substantially reflect the statements set forth in Annex II and shall be in form and substance reasonably satisfactory to Bear Stearns and Bear Stearns' Counsel.

         (f) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be reasonably satisfactory in form and substance to Bear Stearns and to Bear Stearns' Counsel, and Bear Stearns shall have received from Bear Stearns' Counsel a favorable opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as Bear Stearns may reasonably require, and the Company shall have furnished to Bear Stearns' Counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Willkie Farr & Gallagher may rely upon the opinion of Piper Rudnick LLP as to matters of Maryland law.

         (g) At the Closing Date Bear Stearns shall have received a certificate of the Chairman of the Board or the President and the chief financial officer or chief accounting officer of the Company, dated the Closing Date to the effect that (i) the conditions set forth in subsection (a) of this Section 6 have been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company and the Partnerships set forth in
Section 1 hereof are accurate, (iii) as of the Closing Date, all obligations, agreements and conditions of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

         (h) At the time this Agreement is executed and at the Closing Date, Bear Stearns shall have received a comfort letter from KPMG LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to Bear Stearns and in form and substance satisfactory to Bear Stearns and Bear Stearns' Counsel.

         (i) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any change, or any development involving a prospective change, in or affecting the condition

(financial or otherwise), results of operations, business, properties or prospects of the Company and the Subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of Bear Stearns, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

         (j) The Company shall have complied with the provisions of Section 4(d) hereof with respect to the furnishing of Prospectuses.

         (k) On or prior to the Closing Date, the Company shall have duly filed the Articles Supplementary with the State Department of Assessments and Taxation of Maryland.

         (l) On or prior to the Closing Date, the Company and the Partnerships shall have executed and delivered the Funding Agreement, in form and substance satisfactory to Bear Stearns and Bear Stearns' Counsel.

         (m) The Company shall have furnished Bear Stearns and Bear Stearns' Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

         (n) On or prior to the Closing Date, Bear Stearns shall have received from each of the officers and trustees listed on Schedule I hereto an executed Lock-Up Agreement in substantially in the form of Exhibit A hereto.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to Bear Stearns or to Bear Stearns' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to Bear Stearns and to Bear Stearns' Counsel, all obligations of Bear Stearns hereunder may be cancelled by Bear Stearns at, or at any time prior to, the Closing Date and the obligations of Bear Stearns to purchase the Additional Shares may be cancelled by Bear Stearns at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

         7. Indemnification.

         (a) The Company shall indemnify and hold harmless Bear Stearns and each person, if any, who controls Bear Stearns within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of Bear Stearns expressly for use therein. The parties agree that such information provided by or on behalf of Bear Stearns consists solely of the material referred to in the last sentence of Section 1(b) hereof. The foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of Bear Stearns if it failed to deliver the Prospectus (as then amended or supplemented, provided to Bear Stearns in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

         (b) Bear Stearns shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of Bear Stearns expressly for use therein. The parties agree that such information provided by or on behalf of a Bear Stearns consists solely of the material referred to in the last sentence of
Section 1(b) hereof. This indemnity agreement will be in addition to any liability which Bear Stearns may otherwise have including under this Agreement.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this
Section 7 to the extent that such indemnifying party is not materially prejudiced as a result thereof and in any event shall not relieve such indemnifying party from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that such counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or reasonably could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or reasonably could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

         8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and Bear Stearns shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than Bear Stearns, who may also be liable for contribution, including persons who control the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and Bear Stearns may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Bear Stearns, on the other hand, from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and Bear Stearns, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and Bear Stearns, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discount received by Bear Stearns, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and of Bear Stearns, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or Bear Stearns, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Bear Stearns agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. Notwithstanding the provisions of this Section 8, (i) Bear Stearns shall be not required to contribute any amount in excess of the amount by which the total price at which the Shares are underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which Bear Stearns has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls Bear Stearns within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Bear Stearns, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and
(ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise.

         9. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of Bear Stearns, the Company and the Partnerships contained in this Agreement, including the agreements contained in
Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company or the Partnerships, any of their respective officers, directors, partners or members or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by Bear Stearns. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 9 and 10(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 10 hereof.

         10. Effective Date of Agreement; Termination.

         (a) This Agreement shall become effective upon the execution of this Agreement.

         (b) Bear Stearns shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of Bear Stearns to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, (A) any material adverse change in the condition, financial or otherwise, or in the earnings business affairs or business prospects of the Company; or (B) any domestic or international event or act or occurrence has materially disrupted, or in Bear Stearns' opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (C) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading on the NYSE shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by the NYSE or by order of the Commission or any other governmental authority having jurisdiction; or (D) if a banking moratorium has been declared by any state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective or if a material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (E) (i) there has occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (ii) there shall have been any other such calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (i) or (ii) as in Bear Stearns' judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

         (c) Any notice of termination pursuant to this Section 10 shall be in writing.

         (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 10(b)(B), (C), (D) or (E) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of Bear Stearns set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Partnerships to perform any agreement or covenant contained herein or comply with any provision hereof, the Company will reimburse Bear Stearns for all out-of-pocket expenses (including the fees and expenses of their counsel) incurred by Bear Stearns in connection herewith.

         11. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

         (a) if sent to Bear Stearns, shall be mailed, delivered, or faxed and confirmed in writing, to Bear Stearns, 383 Madison Avenue, New York, New York 10179, Attention: Equity Capital Markets, with a copy to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, Attention: Yaacov M. Gross;

         (b) if sent to the Company or the Partnerships, shall be mailed, delivered, or faxed and confirmed in writing to such party c/o Lexington Corporate Properties Trust, One Penn Plaza, Suite 4015, New York, New York 10119-4015, Attention: Patrick Carroll, with a copy to Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, Attention: Mark Schonberger. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         12. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or Bear Stearns in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or Bear Stearns at law or in equity or otherwise. No waiver of or consent to any departure by the Company or Bear Stearns from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth above. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and Bear Stearns. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or Bear Stearns from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, Bear Stearns, the Company and the Partnerships and the controlling persons, directors, officers, employees and agents referred to in
Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from Bear Stearns.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

         15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         17. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.



                            [signature pages follow]

         If the foregoing correctly sets forth the understanding between Bear Stearns, on the one hand, and the Company and the Partnerships, on the other hand, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                    Very truly yours,

                                    LEXINGTON CORPORATE PROPERTIES TRUST


                                    By:     /s/ T. Wilson Eglin
                                            ------------------------------------
                                            Name:  T. Wilson Eglin
                                            Title: Chief Executive Officer


                                    LEPERCQ CORPORATE INCOME FUND, L.P.

                                    By:     Lex GP-1 Trust, General Partner


                                    By:     /s/ T. Wilson Eglin
                                            ------------------------------------
                                            Name:  T. Wilson Eglin
                                            Title: President


                                    LEPERCQ CORPORATE INCOME FUND II, L.P.

                                    By:     Lex GP-1 Trust, General Partner


                                    By:     /s/ T. Wilson Eglin
                                            ------------------------------------
                                            Name:  T. Wilson Eglin
                                            Title: President


                                    NET 3 ACQUISITION, L.P.

                                    By:     Lex GP-1 Trust, General Partner


                                    By:     /s/ T. Wilson Eglin
                                            ------------------------------------
                                            Name:  T. Wilson Eglin
                                            Title: President

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.

By: Bear, Stearns & Co. Inc.


By:     /s/ Paul S. Rosica
        ------------------------------------
        Name:  Paul S. Rosica
        Title: Senior Managing Director

                                   Schedule I
                                   ----------

               Officers and Trustees Executing Lock-Up Agreements


T. Wilson Eglin

Patrick Carroll

Geoffrey Dohrmann

Carl D. Glickman

James Grosfeld

Kevin W. Lynch

Stanley Perla

E. Robert Roskind

Richard J. Rouse

Paul R. Wood

Seth Zachary

                                    Exhibit A
                                    ---------

                            Form of Lock-Up Agreement

                                 (See Attached)

                                Lock-Up Agreement
                                -----------------

                                December 2, 2004

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179
Attention: Equity Capital Markets

             Lexington Corporate Properties Trust Lock-Up Agreement
             ------------------------------------------------------

Ladies and Gentlemen:

        This letter agreement (this "Agreement") relates to the proposed offering (the "Offering") by Lexington Corporate Properties Trust, a statutory real estate investment trust organized and existing under the law of Maryland (the "Company"), of its 6.5% Series C Cumulative Convertible Preferred Stock (the "Shares") in an aggregate principal amount of up to $155 million (including the Underwriter's over-allotment option).

        In order to induce you, the Underwriter, to purchase Shares in the Offering, the undersigned hereby agrees that, without your prior written consent during the period from the date hereof until 60 days from the date of the final offering memorandum for the Offering (the "Lock-Up Period"), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below) and (b) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. The foregoing sentence shall not apply to: (1) the transfer of shares of a Relevant Security by the undersigned as a gift or gifts; (2) the transfer of shares of a Relevant Security by the undersigned to its affiliates, as such term is defined in Rule 405 under the Securities Act; (3) the exercise of stock options granted pursuant to the Company's stock option plans; (4) the exchange of operating partnership units of Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P. and Net 3 Acquisition L.P. (collectively, "OP Units") for shares of the Company's common shares of beneficial interest; (5) the transfer of shares of a Relevant Security by the undersigned to its family members; (6) the transfer of OP Units; and (7) the transfer of shares of a Relevant Security by the undersigned as a charitable donation; provided that with respect to any transfer of Relevant Securities pursuant to the foregoing clause (1), (2), (5), (6) or (7), each resulting transferee of the Relevant Securities shall execute and deliver to you an agreement satisfactory to you certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto. As used herein "Relevant Security" means the Company's common shares of beneficial interest, any other equity security of the Company and any security convertible into, or exercisable or exchangeable for, any common shares of beneficial interest or other such equity security of the Company; provided, further, that "Relevant Security" shall not include the Company's Series B Cumulative Redeemable Preferred Stock.

        The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without your prior written consent, during the Lock-up Period the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.


                                    Very truly yours,

                                    By:  _____________________________

                                    Print Name: ______________________

                                     ANNEX I
                                     -------

       Form of Opinion of Counsel to be delivered pursuant to Section 6(c)

          1. Each of the Partnerships and Lex GP is validly existing as a trust or partnership, as applicable, in good standing under the laws of the state in which it is organized or formed as set forth on Schedule I attached hereto.

          2. Each of the Partnerships and Lex GP has the requisite power and authority to (i) own, lease and operate its properties and to conduct its business as described in the Registration Statement, except where the failure to have such power or authority would not have, individually or in the aggregate, a Material Adverse Effect and, (ii) with respect to the Partnerships, deliver and perform the Underwriting Agreement and the Funding Agreement. The Company owns 100% of the outstanding units of Lex GP and Lex GP is the sole general partner of the Partnerships.

          3. Based solely on a review of the Foreign Good Standing Certificates, we confirm that each of the Partnerships and Lex GP is in good standing as a foreign trust or partnership, as applicable, in each jurisdiction listed on Schedule I attached hereto, as of the respective dates of the Foreign Good Standing Certificates.

          4. The execution, delivery and performance of the Underwriting Agreement and the Funding Agreement has been duly authorized by all necessary partnership action on the part of the Partnerships, and the Underwriting Agreement and Funding Agreement have been duly executed and delivered by the Partnerships.

          5. All the outstanding equity interests of Lex GP and the Partnerships
     (a) have been duly authorized and validly issued, are fully paid and nonassessable, (b) based solely upon a review of the pertinent certificates registered in the name of Lex GP and the Partnerships and their respective certificate transfer ledger, and except as set forth on Exhibit A attached hereto, are owned of record, directly or, through a subsidiary, indirectly, by the Company and (c) are not, to our knowledge, subject to any perfected security interest or, to our knowledge, any other encumbrance or adverse claim. To our knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into an equity interest of Lex GP or the Partnerships is outstanding.

          6. To our knowledge, no person or entity has a right to participate in the registration under the Securities Act of the Shares pursuant to the Registration Statement and the holders of the outstanding shares of capital stock of the Company are not entitled to any statutory or contractual preemptive rights to subscribe to the Shares.

          7. The Registration Statement and the Prospectus, as of their respective dates (other than the financial statements, notes and schedules thereto and other information of a financial, statistical or accounting nature included or incorporated by reference therein, as to which we express no opinion), appear on their face to comply as to form in all material respects with the applicable requirements of the Securities Act.



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          8. Based solely on the SEC Confirmation, the Registration Statement has been declared effective by the Commission under the Securities Act. To our knowledge, based solely on a telephone conversation with the Commission, we are not aware of any stop order suspending the effectiveness of the Registration Statement, and, to our knowledge, no stop order proceedings for such purpose are pending by the Commission. Any required filing of the Prospectus pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by such Rule 424.

          9. No consent, approval, authorization or order of or filing with any federal or New York governmental authority or to our knowledge, any New York or United States federal court is required for the Company's or Partnerships', as applicable, execution and delivery of the Underwriting Agreement and the Funding Agreement and the issuance of the Shares pursuant thereto, other than (a) those that have been obtained under the Securities Act, the Exchange Act or the rules of the New York Stock Exchange, (b) those under state securities or blue sky laws (as to which we express no opinion) and (c) any necessary approval of the Corporate Financing Department of NASD Regulation, Inc. (as to which we express no opinion).

          10. The execution and delivery of the Underwriting Agreement and the Funding Agreement by the Partnerships do not (a) violate any provisions of the Charter Documents; (b) constitute a breach by the Partnerships of, or constitute a default by the Partnerships under, any of the agreements filed as an exhibit to the Registration Statement, other than such breach or default by the Partnerships as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (c) cause the Partnerships to violate any federal or New York law, regulation or rule (other than state securities or blue sky laws, as to which we express no opinion) applicable to the Partnerships; or (d) cause the Partnerships to violate any decree, judgment or order of any federal or New York state court or governmental instrumentality to which the Partnerships are a named party and which is known to us.

          11. To our knowledge, there is no action, suit or proceeding at law or in equity, or by or before any federal or New York state court or governmental or regulatory body or agency or arbitration board or panel pending or overtly threatened against the Company, the Partnerships or Lex GP, which is required to be described in the Registration Statement or the Prospectus but is not so described.

          12. The statements set forth in the Prospectus under the captions "Description of Debt Securities," "Federal Income Tax Considerations" and "Risk Factors," insofar as they purport to constitute summaries of legal matters, agreements, documents or proceedings referred to therein, fairly summarize the matters, agreements, documents or proceedings described therein in all material respects.

          13. The Shares have been listed, admitted and authorized for trading on the New York Stock Exchange, subject to notice of issuance.

          14. The Company is not and, immediately after giving effect to the offer and sale of the Shares as contemplated by the Underwriting Agreement and described in the



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     Prospectus, will not be an "investment company" or an entity "controlled"
     by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

               In connection with the preparation of the Registration Statement and Prospectus, we have participated in conferences with directors, officers and other representatives of the Company, the Partnerships and Lex GP, representatives of KPMG LLP and representatives of the Underwriter and counsel for the Underwriter at which the contents of the Registration Statement and Prospectus were discussed and, although we have not independently verified and are not passing upon and do not assume responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as to the extent stated, but only to the extent expressly stated, in paragraph 12 set forth above), on the basis of the foregoing, relying as to materiality to a large extent on the representations of officers and other representatives of the Company, the Partnerships and Lex GP, no fact has come to our attention which leads us to believe that the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus at the date of such Prospectus or at the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements, notes and schedules thereto and other information of a financial, statistical or accounting nature included in the Registration Statement or Prospectus).



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



                                    ANNEX II

       Form of Opinion of Counsel to be delivered pursuant to Section 6(e)

               Commencing with its taxable year ended December 31, 1998, the Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust pursuant to Sections 856 through 860 of the Code, and the Company's current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.